P.MsoNormal { MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman"; FONT-SIZE: 12pt } LI.MsoNormal { MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman"; FONT-SIZE: 12pt } DIV.MsoNormal { MARGIN: 0in 0in 0pt; FONT-FAMILY: "Times New Roman"; FONT-SIZE: 12pt } P.Default { MARGIN: 0in 0in 0pt; FONT-FAMILY: Arial; COLOR: black; FONT-SIZE: 12pt } LI.Default { MARGIN: 0in 0in 0pt; FONT-FAMILY: Arial; COLOR: black; FONT-SIZE: 12pt } DIV.Default { MARGIN: 0in 0in 0pt; FONT-FAMILY: Arial; COLOR: black; FONT-SIZE: 12pt } DIV.Section1 { page: Section1 }

The non-fundamental short sale policy for VIP Asset Manager Portfolio, VIP Asset Manager: Growth Portfolio, VIP Investment Grade Bond Portfolio, VIP Investment Grade Central Fund, and VIP Strategic Income Portfolio has been modified as follows (new text is underlined):

The fund does not currently intend to sell securities short, unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short, 40: except for sales of to be announced and provided that transactions in futures contracts, options, and swaps are not deemed to constitute selling securities short.